2020-2022 Enterprise Value Sharing Plan             EXHIBIT 10.1

Zions Bancorporation
2020-2022 Enterprise Value Sharing Plan

Objective: The purpose of the 2020-2022 Zions Bancorporation Enterprise Value Sharing Plan (the “Plan”) is to provide a three-year cash incentive plan for selected employees of Zions Bancorporation (the “Company”). It is designed to create long-term shareholder value by focusing the Participant’s attention on achieving superior results relative to financial objectives, credit quality and other important initiatives over a three-year period.

Eligibility: Selected employees of the Company (“Participants”) as determined by the Zions Bancorporation management team and approved by the Board of Directors (the “Board”) or its Compensation Committee (the “Committee”), or by the Company’s CEO, under authority delegated by the Committee.

Effective Date: January 1, 2020 through December 31, 2022 (the “Award Period”) with performance measured over the time period from January 1, 2020 to December 31, 2022 (the “Performance Period”)

Payment of Awards: Subject to limitations enumerated in the “Other Administrative Provisions” section of the Plan, the incentive awards, if any, earned under this Plan will be paid within ninety days after the end of the Award Period.

Plan Administrator: The Plan is to be governed and interpreted by the Committee.

How the Plan Works:

1)Establishment of Award Fund

An Award Fund will be established, the size of which will be determined by the Committee. The Committee will evaluate the Company’s overall performance against both absolute and relative measures.

The three absolute performance measures are:
1.)Zions Bancorporation’s pre-provision net revenue (“PPNR”) growth over the three-year period with 2019 used as the base year (25% weight);
2.)Zions Bancorporation’s net charge-offs/average loans measured as an average over the three-year period (15% weight)
3.)Zions Bancorporation’s (credit spread + managed core fee income)/risk-weighted assets measured over the three-year period (10% weight)

The two relative performance measures are:

1.)Zions Bancorporation’s average annual EPS growth relative to peer companies; measured each year for three years with a simple average taken at the end of the performance period (25% weight); and,
2.)Zions Bancorporation’s adjusted return on tangible assets relative to peer companies; measured each year for three years with a simple average taken at the end of the performance period (25% weight)
The Committee will determine a per unit award value based on these performance measures (see above) and their weights, as more fully defined in Section 5 and Appendix I.

2020-2022 Enterprise Value Sharing Plan

2)Participation Units

Each Participant designated by the Committee shall be awarded a specific number of Participation Units (“Units”), representing a pro-rata claim, in proportion to the total number of authorized Units, on any Award Fund established under this Plan during the Award Period.

3)Value Determination:

Shortly following the conclusion of the 36-month performance period, the final per-unit value will be multiplied by the total number of units awarded to each Participant to determine their individual final award value.

4)Final Cash Settlement of Value:
The final award value amount, if any, will be settled in cash during the first quarter of 2023.

5)Definitions of Factors:

A.Pre-Provision Net Revenue Growth (PPNR) (25% weight):
I.Measured at the enterprise level
II.PPNR = adjusted taxable-equivalent revenue less adjusted noninterest expense as disclosed in the Company’s 10-K
III.Measured over a single three-year performance period with 2019 as the baseline year and will be reset for organizational changes that may occur
IV.Performance under threshold will result in all absolute metrics being valued at zero

B.Net Charge-Offs to Average Loans (15% weight)
I. Measured at the enterprise level
II. Measured as an average over a three-year performance period
III. Performance under threshold will result in all absolute metrics being valued at zero

C.(Credit Spread + Managed Core Fee Income)/Risk Weighted Assets (10% weight)
I. Measured at the enterprise level
II. Measured over a three-year performance period with 2019 as the baseline year
III. Includes municipal securities held to maturity
IV. Removes the interest rate volatility associated with deposit transfer pricing
V.Disincentivizes low margin/high capital business

D.Average Annual Growth in EPS (25% weight)
I. Year-over-year growth is measured at the enterprise level and is relative to results at peer banks in Zions’ Custom Peer Group over three one-year performance periods to allow for changes in the peer group
II. Payout is determined by computing the Average Annual EPS Growth percentile ranking and assigning a payout value to this result each year using a pre-established funding scale with the final payout value computed by taking a simple average of the EPS Growth component values for 2020, 2021 and 2022

E.Adjusted Return on Tangible Assets (25% weight)
I. Net Income/Average Tangible Assets; where the loss provision is replaced by actual net charge-offs
II. Measured at the enterprise level and is relative to results at peer banks in Zions’ Custom Peer Group over three one-year performance periods to allow for changes in the peer group
III. Payout is determined by computing the ROA percentile ranking and assigning a payout value to this result each year using a pre-established funding scale with the final ROA component payout value computed by taking a simple average of the ROTA component values for 2020, 2021 and 2022

EPS Growth and Adjusted ROTA may be adjusted for items including, but not limited to, amortization and impairment of intangible assets, pension termination-related expense, and other items with the approval of the Compensation Committee

2020-2022 Enterprise Value Sharing Plan

6)Other Administrative Provisions

1.This is a discretionary Plan governed and interpreted by the Committee, whose decisions shall be final. The intent of the Plan is to fairly reward Participants for increasing shareholder value. If any adjustments need to be made to allow this Plan to accomplish its purpose, the Committee in its sole discretion can make those adjustments.

2.The Committee may, at its sole discretion, alter the terms of the Plan at any time during an Award Period.

3.Participants will not vest in any benefits available under the Plan until any payments hereunder are made after the conclusion of the Award Period.

4.A Participant must be employed by the Company or one of its affiliates at the time payment is made in order to receive a payout of Participant’s Unit award and if Participant ceases to be so employed at any time Participant’s Unit award shall automatically be forfeited and cancelled without consideration and without further action by Participant; provided, however, that

(i)In the event of Participant’s termination by the Company or an affiliate or normal or early retirement, management or, if Participant is a member of the Executive Management Committee (or “EMC”), the Committee shall have the discretion to make a “Pro Rata Adjustment” to Participant’s Unit award, provided further that notwithstanding the foregoing any such adjusted Unit award shall automatically be forfeited and cancelled without consideration and without further action by Participant immediately upon (x) Participant’s commencement of, or agreement to commence, employment with or provision of services (whether as a director, consultant or otherwise) to another company that is in the financial services industry unless such employment or provision of services is specifically approved by management or the Committee, as the case may be, (y) Participant making any derogatory or damaging statements (verbally, in writing or otherwise) about the Company or any of its affiliates, the management or the board of directors of the Company or any affiliate, the products, services or business condition of the Company or any affiliate in any public way to anyone who could make those statements public or to customers of, vendors to or counterparties of the Company or any affiliate, or (z) Participant violating any duty of confidentiality owed to the Company or its affiliates under the policies or procedures of the Company and its affiliates, including the Company’s employee handbook, code of conduct and similar materials, or under federal or state law, or Participant misappropriating or misusing any proprietary information or assets of the Company and its affiliates, including intellectual property rights; and

(ii)In the event of Participant’s “Termination of Employment” by reason of Participant’s death or “Disability”, a Pro Rata Adjustment shall be made to Participant’s unit award.

In the event a Participant’s Unit award is subjected to a “Pro Rata Adjustment”, Participant (or his/her estate) shall be entitled to receive a pro-rata incentive payout of his or her Unit award at the conclusion of the Award Period. This award will be based upon the Participant’s calculated award for the full Award Period as approved by the Committee and will be prorated for the number of full calendar quarters within the Award Period the Participant was engaged as an officer of the Company or its affiliates prior to Termination of Employment in the circumstances described above. For purposes of this Plan, the terms “Termination of Employment,” “Retirement” and “Disability” shall have the meanings assigned to them in the form of Standard Restricted Stock Unit Award Agreement used by the Company in making annual equity awards to employees.

5. The Company shall retain the right to withhold payment of incentives otherwise earned under this Plan to any individual Participant or to all Participants as a group in the event of a significant deterioration in the Company’s or the Bank’s financial condition, if so required by regulatory authorities, or for any other reason considered valid by the Board in its sole discretion including but not limited to those set out in the Company’s Incentive Compensation Clawback Policy as in effect at any time during or subsequent to the Award Period.

2020-2022 Enterprise Value Sharing Plan

6. The terms of this plan are subject to and limited by applicable law, including, without limitation, the Sarbanes Oxley Act of 2002, the Dodd-Frank Act, and regulations or guidance issued by regulatory agencies.

7. Designation as a Participant in the Plan does not create a contract of employment for any specified time, nor shall such act to alter or amend the Company’s “at-will” policy of employment.

8. In the event a Participant transfers within Zions Bancorporation during the Award Period, management or, if Participant is a member of the EMC, the Committee shall have the discretion to maintain such Participant’s full Unit award under this plan, to divide and allocate such full award between Zions entities with which Participant has been employed during the Award Period or to transfer and allocate such award to a single other Zions entity with which Participant has been employed during the Award Period (and to make corresponding adjustments to Award Funds).
9. In the event of a change in control of the Company (as defined in the Company’s Change in Control Agreements), the Plan will be terminated and payments shall be made in accordance with the provisions of section 3 (b) of the Change in Control Agreements, provided that the reference in Section 3(b) to “Average Annual Growth in Earnings per Share” and the “Adjusted Return on Tangible Assets” shall be deemed to refer to the award determination methodology set forth in this plan.

10. This document is intended to provide a guideline for the creation and distribution of incentive compensation. Nothing herein creates a contractual obligation binding on the Board or the Committee, and no Participant shall have any legal rights with respect to an Award until such Award is distributed.

2020-2022 Enterprise Value Sharing Plan

APPENDIX I

The VSP Scorecard detailed below will be used to determine per unit values for the 2020-2022 Plan